UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

PREMIER BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 27, 2016, we entered into a Stock Purchase Agreement (the "Purchase Agreement") with Redwood Management, LLC ("Redwood"), pursuant to which we agreed to sell, and Redwood, or its assigns, agreed to purchase, up to Two Million Dollars ($2,000,000) of our common stock. Pursuant to the terms of the Purchase Agreement, we may issue a purchase notice directing Redwood to purchase our common stock at a 20% discount to the lowest sale price of our common stock during the five (5) previous business days and in an amount of the lesser of (i) $150,000 or (ii) 100% of the average daily trading volume of our common stock in the ten (10) business days immediately preceding the date we give notice to Redwood. We may issue multiple purchase notices to Redwood, subject to these limitations, but we may not issue such a purchase notice to Redwood within ten (10) business days of the prior purchase notice. We must have a registration statement in effect under the Securities Act that covers the resale of any shares of common stock sold to Redwood pursuant to the Purchase Agreement.

This description of the Purchase Agreement contained in this report is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been filed as Exhibit 10.1 to this report.

Registration Rights Agreement

On May 27, 2016, in connection with the Purchase Agreement, we entered into a Registration Rights Agreement with Redwood (the "Rights Agreement"), pursuant to which we agreed to register the resale of shares to be issued under the Purchase Agreement and the Note (as defined below).

This description of the Rights Agreement contained in this report is qualified in its entirety by reference to the full text of the Rights Agreement. The Rights Agreement has been filed as Exhibit 10.2 to this report.

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Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

10% Convertible Promissory Note

On May 27, 2016, we issued a 10% Convertible Promissory Note in the face amount of One Hundred Five Thousand Dollars ($105,000) (the "Note"), to Redwood Management, LLC. The Note has a maturity date of February 27, 2017. The Note is convertible at any time into our common stock at a conversion price equal to 60% of the lowest traded price of our common stock during the fifteen (15) trading days prior to the conversion date. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended. The Note can be prepaid by us at any time upon ten (10) days written notice to Redwood for a cash amount equal to the sum of the then outstanding principal amount of the Note and interest multiplied by 130%.

The issuance of the Note was exempt from registration pursuant to Rule 506 of Regulation D and Section 4(a)(2) under the Securities Act of 1933, as amended. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

This description of the Note contained in this report is qualified in its entirety by reference to the full text of the Note. The Note has been filed as Exhibit 10.3 to this report.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement dated May 27, 2016 with Redwood Management, LLC

10.2	Registration Rights Agreement dated May 27, 2016 with Redwood Management, LLC

10.3	Convertible Promissory Note dated May 27, 2016 with Redwood Management, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: June 2, 2016	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	President and Chief Executive Officer

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